Independent auditors' consent

The board and shareholders
AXP Investment Series, Inc.
         AXP Diversified Equity Income Fund
         AXP Mutual

The board and shareholders
Strategist Growth and Income Fund, Inc.
         Strategist Equity Income Fund
         Strategist Balanced Fund

The board of trustees and unitholders
Growth and Income Trust:
         Equity Income Portfolio
         Balanced Portfolio

We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference and under the heading "Experts" of the combined Proxy Statement/Prospectus on Form N-14.



/s/  KPMG LLP
     KPMG LLP
     Minneapolis, Minnesota
     April 17, 2000